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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of THE SECURITIES
                             EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) January 26, 1998
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                          GEOTEK COMMUNICATIONS, INC.
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              (Exact name of registrant as specified in charter)



         Delaware                        0-17581                 22-2358635
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


102 Chestnut Ridge Road, Montvale, New Jersey                        07645
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(Address of principle executive offices)                           (Zip Code)


        Registrant's telephone number, including area code 201-930-9305
                                                           ------------

                                      N/A
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        (Former name or former address, if changed since last report.)


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Item 5.  Other Events
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         On January 26, 1998, Geotek Communications, Inc. (the "Company")
entered into an agreement (the "Agreement") with a group of investors (collectively, the "Investors") who hold in the aggregate approximately $39.3 million in face amount of the approximately $47.5 million in face amount of issued and outstanding shares of the Company's Series O Convertible Preferred Stock ("Series O Stock") and Series Q Convertible Preferred Stock (the "Series Q Stock"). Pursuant to the Agreement (i) Investors holding an aggregate of approximately $12.4 million in face amount of Series O Stock and Series Q Stock have agreed to convert such shares into shares of the Company's common stock, $.01 par value per share ("Common Stock") at a conversion price of $1.00 per share; (ii) Investors holding an aggregate of approximately $15.9 million in face amount of Series O Stock and Series Q Stock have agreed to exchange such shares for shares of a newly-created series of preferred stock designated Series R Convertible Preferred Stock ("Series R Stock"), at a ratio of 1.1111 shares of Series R Stock for each share of Series O Stock or Series Q Stock and (iii) Investors holding an aggregate of approximately $6.5 million in face amount of Series O Stock and Series Q Stock have agreed to exchange such shares for shares of a newly-created series of preferred stock designated Series S Convertible Preferred Stock ("Series S Stock"), at a ratio of one share of Series S Stock for each share of Series O Stock or Series Q Stock. Following completion of the transactions, the Investors will continue to own, in the aggregate, approximately $4.4 million in face amount of Series O Stock and Series Q Stock and there will also be an additional approximate $8.1 million in face amount of Series O Stock and Series Q Stock outstanding.

         The terms of the Series R Stock will be identical to the Series Q Stock in substantially all respects, except that (i) the Series R Stock will be convertible into shares of Common Stock of the Company ("Common Stock"), at any time, at a fixed conversion price of $2.00 per share, (ii) the Series R Stock shall automatically convert into shares of Common Stock on that date which is five years after the date of its issuance at the then prevailing market price and (iii) the dividends payable to holders of the Series R Stock at the rate of 10.0% per annum shall be payable in shares of Common Stock. In addition, the terms of the Series R Stock will not provide the Company with any blackout or other rights to restrict conversions (except for limited periods in connection with an underwritten public offering of Common Stock) or any rights to redeem Series R Stock.

         The terms of the Series S Stock will be identical to the Series Q Stock in substantially all respects, except that (i) the Series S Stock will be convertible into shares of Common Stock of the Company ("Common Stock"), at any time, at a fixed conversion price of $4.00 per share, provided that the conversion price shall be reduced to $3.00 per share if the average of the closing bid prices for the Common Stock for the ten trading day period immediately preceding that date which is six months after the date of the closing of the transactions contemplated by the Agreement (the "Closing") is less than $4.00 and, further, if the conversion price on that date which is one year after the closing is greater than 110% of the closing bid price of the Common Stock on such date, the conversion price shall be 110% of the closing bid price on such date (ii) the Series R Stock shall automatically convert into shares of Common Stock on that date which is five years after the date of its issuance at the then prevailing market price and (iii) the dividends payable to holders of the Series S Stock at the rate of 10.0% per annum shall be payable in shares of Common Stock.

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         The shares of Series O Stock and Series Q Stock to be converted into
Common Stock at the Closing will be converted at a price of $1.00 per share. The holders of such shares, except with respect to 850,000 shares of Common Stock owned by one Investor, will not sell more than one-third of such shares in each of the first three consecutive thirty-day periods following the Closing. The shares of Series O Stock and Series Q Stock which the Investors own following the Closing will become convertible into shares of Common Stock in increments over the succeeding six-month period.

          The Company will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission no later than the later of February 10, 1998 and that date which is two business days after the date of the Closing ( the "Registration Date"), covering the resale of the shares of Common Stock issued and issuable upon conversion of the Series O Stock, the Series P Stock, the Series Q Stock, Series R Stock and the Series S Stock. The Company will pay a cash penalty of 2% of the market value of the Common Stock or the face amount of the Series R Stock, Series S Stock and Series Q Stock, as the case may be, on April 1, 1998, if such Registration Statement is not declared effective by such date, and will pay a cash penalty of 2% on the first day of each month for each month (or partial month) thereafter that the Registration Statement has not been declared effective.

         The Company also agreed that the exercise price of the warrants issued to the Investors in connection the issuance of the Series O Stock and the Series Q Stock will be amended to be $4.00 per share of Common Stock purchasable thereunder; provided that the exercise price shall be $3.00 per share of Common Stock purchasable thereunder if the average of the closing bid prices for the Common Stock for the ten trading day period immediately preceding that date which is six months after the date of the Closing is less than $4.00 and provided, further that if the exercise price on that date which is one year from the date of the Closing is greater than 110% of the closing bid price of the Common Stock on such date, the exercise price shall be 110% of the closing bid price of the Common Stock on such date.

         If the Company fails to (i) file the Registration Statement with the SEC on or prior to the Registration Date and/or the Registration Statement is not declared effective on or prior to that date which is 120 days after the date of the Closing, (ii) receive at least $30 million in net proceeds that can be applied in the first half of 1998 for general working capital purposes from the sale of its European networks prior to March 15, 1998, (iii) receive at least $25 million in proceeds from new financings prior to May 15, 1998 that can immediately be applied for general working capital purposes or (iv)

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receive at least $50 million (in the aggregate, including the proceeds referred to in clause (iii) above) in proceeds from new financings prior to September 15, 1998 that can immediately be applied for general working capital purposes (each of the financings referred to in clauses (iii) and (iv) shall be referred to as a "New Financing"), each holder of Series R Stock and Series S Stock, as the case may be, shall have the right, exercisable for thirty days after the happening of such event, to exchange its then remaining shares of Series R Stock or Series S Stock, as the case may be, for shares of Series O Stock or Series Q Stock for which such shares of Series R Stock or Series S Stock, as the case may be, were originally exchanged.

         Any holder of Series R Stock or Series S Stock shall have the right, exercisable for ten days after consummation of a New Financing to (i) exchange shares of preferred stock held by such party for an equivalent amount of securities issued in the New Financing and/or (ii) purchase securities on the same terms and conditions as the New Financing in an amount equal to the face amount of Series R Stock or Series S Stock, as the case may be, then held by such holder.

         The Company has also agreed that it will, no later than thirty days after the date of the Closing, enter into agreements with the holders of its Series P Convertible Preferred Stock ("Series P Stock") to either restructure the Series P Stock on substantially similar terms as the terms provided for in the Agreement or have such holders agree that they shall not convert any additional shares of Series P Stock into shares of Common Stock prior to September 30, 1998.

         The Agreement will terminate if definitive documentation regarding the transactions contemplated thereby is not executed on or prior to February 6, 1998.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GEOTEK COMMUNICATIONS, INC.



Date: January 30, 1998                By: /s/ Robert Vecsler
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                                         Name:  Robert Vecsler
                                         Title: Secretary and General Counsel

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